As filed with the Securities and Exchange Commission on June 3, 2005

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SEMCO Energy, Inc. (Exact name of registrant as specified in its charter)
Michigan (State or other jurisdiction of incorporation or organization)	38-2144267 (I.R.S. Employer Identification No.)
1411 Third Street, Suite A Port Huron, Michigan (Address of Principal Executive Offices)	48060 (Zip Code)

SEMCO Energy, Inc.
2004 Stock Award and Incentive Plan

SEMCO Energy, Inc.
Stock Option Plan of 2000

1997 Long-Term Incentive Plan of
Southeastern Michigan Gas Enterprises, Inc.
and Subsidiaries

Employment Agreement between SEMCO Energy, Inc. and
John E. Schneider dated as of May 7, 1998

Employment Agreement between SEMCO Energy, Inc. and
James T. Fuller dated as of September 14, 1999

Employment Agreement between SEMCO Energy, Inc. and
Robert J. Good dated as of September 14, 1999

(Full title of the plan)

Peter F. Clark
Senior Vice President and General Counsel
SEMCO Energy, Inc.
2301 West Big Beaver Road, Suite 212
Troy, Michigan 48084
(248) 458-6152
(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Peter F. Clark
Senior Vice President and General Counsel
SEMCO Energy, Inc.
2301 West Big Beaver Road, Suite 212
Troy, Michigan 48084
Phone: (248) 458-6152
Facsimile: (248) 458-6150

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered 1, 2,	Proposed maximum offering price per share [3]	Proposed maximum aggregate offering price [3]	Amount of registration fee
Common Stock ($1.00 par value)	2,425,929	$5.235	$12,699,738	$1,494.76

(1) The registered amounts are comprised of 1,667,100 shares of common stock, $1.00 par value, of the Registrant (the “Common Stock”) for issuance and sale under the SEMCO Energy, Inc. 2004 Stock Award and Incentive Plan; 108,250 shares of Common Stock for issuance and sale under the SEMCO Energy, Inc. Stock Option Plan of 2000; 274,911 shares of Common Stock for issuance and sale under the 1997 Long-Term Incentive Plan of Southeastern Michigan Gas Enterprises, Inc. and Subsidiaries;  7,000 shares of Common Stock for issuance and sale under the Employment Agreement between SEMCO Energy, Inc. and John E. Schneider dated as of May 7, 1998; 184,334 shares of Common Stock for issuance and sale under the Employment Agreement between SEMCO Energy, Inc. and J. Terry Fuller dated as of September 14, 1999; 184,334 shares of Common Stock for issuance and sale under the Employment Agreement between SEMCO Energy, Inc. and Robert J. Good dated as of September 14, 1999 (collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plans.

(2) Includes rights (the “Rights”) to purchase Common Stock under the Registrant’s Rights Agreement dated as of April 15, 1997 as amended through March 19, 2004, that prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of Common Stock.

(3) Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of the Registrant’s Common Stock on May 26, 2005, as reported on the New York Stock Exchange.

Part I — Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428.

Part II — Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

SEMCO Energy, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2005;

(b)
The Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 3, 2005, January 25, 2005, February 18, 2005, February 24, 2005, March 9, 2005, March 10, 2005, March 17, 2005, March 23, 2005, March 30, 2005, April 1, 2005, April 21, 2005, April 29, 2005, and May 9, 2005.

(c)
The description of the Registrant’s Common Stock, $1.00 par value, contained in the Registrant’s Prospectus dated July 24, 1998 which was part of Amendment No. 1 to Registration Statement No. 333-58715.

All documents filed by the Registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s Bylaws and the Michigan Business Corporation Act permit the Registrant’s officers and directors to be indemnified under certain circumstances for expenses and in some instances, for judgments, fines or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including those involving alleged violations of the 1933 Act. In addition, the Registrant maintains directors’ and officers’ liability insurance which, under certain circumstances, would cover alleged violation of the 1933 Act. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers and directors pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. Therefore in the event that a claim for such indemnification is asserted by any officer or director, the Registrant (except insofar as such claim seeks reimbursement by the Registrant of the expenses paid or incurred by an officer or director in the successful defense of any action, suit or proceeding) will, unless the matter has heretofore been adjudicated by precedent deemed by the Registrant to be controlling, submit to a court of appropriate jurisdiction the question of whether or not the indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

An Exhibit Index appears at page 6 hereof.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the of 1934 Act that are incorporated by reference in the registration statement. (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on June 2, 2005.

SEMCO Energy, Inc. (Registrant)

By:	/s/George A. Schreiber, Jr.

George A. Schreiber, Jr. President and Chief Executive Officer

POWERS OF ATTORNEY
AND
SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter F. Clark, Sherry L. Abbott and Michael V. Palmeri, and each of them, with full power of substitution, as his attorneys-in-fact and agents for him and in his name and on his behalf as a director and/or officer of SEMCO Energy, Inc. to prepare, execute and file any and all amendments, including post-effective amendments, or supplements to this Registration Statement on Form S-8, and other documents (including any necessary amendments thereof) which such attorneys-in-fact may deem appropriate or necessary and to cause the same to be filed with the Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/George A. Schreiber, Jr.	President and Chief Executive Officer and Director	June 2, 2005
George A. Schreiber, Jr.

/s/Michael V. Palmeri	Senior Vice President, Treasurer and Chief Financial Officer	June 2, 2005
Michael V. Palmeri	(Principal Financial and Accounting Officer)

/s/John M. Albertine	Director and Chairman	June 2, 2005
John M. Albertine

/s/Edward J. Curtis	Director	May 25, 2005
Edward J. Curtis

/s/John T. Ferris	Director	June 2, 2005
John T. Ferris

/s/Harvey I. Klein	Director	June 2, 2005
Harvey I. Klein

/s/Paul F. Naughton	Director	June 2, 2005
Paul F. Naughton

/s/Edwina Rogers	Director	May 25, 2005
Edwina Rogers

/s/Thomas W. Sherman	Director	June 2, 2005
Thomas W. Sherman

/s/Ben A. Stevens	Director	May 26, 2005
Ben A. Stevens

/s/Donald W. Thomason	Director	May 25, 2005
Donald W. Thomason

EXHIBIT INDEX

Filed
Exhibit			By
No.	Description	Herewith	Reference
4.1
Articles of Incorporation of SEMCO Energy, Inc., as restated June 25, 1999, and amendments thereto through May 28, 2004, including Certificate of Designation of 6% Series B Convertible Preference Stock filed March 19, 2004 (incorporated by reference to Exhibit 3.1 to the Registrants Quarterly Report on Form 10-Q for the quarter ended June 30, 2004) (SEC File No. 001-15565)).
x
4.2
Certificate of Designation of 5% Series B Convertible Cumulative Preferred Stock, filed March 14, 2005 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 14, 2005 (SEC File No. 00-1-15565)).

4.3	Bylaws - last revised May 24, 2004 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (SEC File No. 001-15565)).		x
4.4
Rights Agreement dated as of April 15, 1997 with Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 99.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (SEC File No. 0-8503)).
x
4.5
Amended Rights Agreement as of March 19, 2004 with National City Bank (successor Rights Agent) (incorporated by reference to Exhibit 42 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (SEC File No. 001-15565)).
x
4.6
Indenture relating to Senior Debt Securities dated as of October 23, 1998, with Bank One Trust Company (formerly NBD Bank) as Trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 filed April 11, 2005 (SEC File Nos. 333-124005 and 333-124005-01)).
x
4.7
First Supplemental Indenture relating to Senior Debentures dated as of June 16, 2000, with Bank One Trust Company as Trustee (incorporated by reference to Exhibit 4(a) to the Registrant’s Current Report on Form 8-K dated July 26, 2000 (SEC File No. 001-15565)).
x
4.8
Second Supplemental Indenture relating to Senior Debt Securities dated as of June 29, 2000, with Bank One Trust Company as Trustee (incorporated by reference to Exhibit 4(b) to the Registrant’s Current Report on Form 8-K dated July 26, 2000 (SEC File No. 001-15565)).
x
4.9
Indenture relating to Subordinated Debentures dated as of April 19, 2000, with Bank One Trust Company, Trustee (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 (SEC File No. 001-15565)).
x
4.10
First Supplemental Indenture relating to Subordinated Debentures dated as of April 19, 2000, with Bank One Trust Company, as Trustee (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 (SEC File No. 001-15565)).
x
4.11
Amended and Restated Credit Agreement dated as of June 25, 2004 among SEMCO Energy, Inc., as Borrower, various financial institutions and Standard Federal Bank N.A., as Agent (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (SEC File No. 001-15565)).
x

4.12
First Amendment to Amended and Restated Credit Agreement dated as of June 25, 2004 among SEMCO Energy, Inc., as Borrower, various financial institutions and Standard Federal Bank N.A., as Agent, dated November 17, 2004 (incorporated by reference to Exhibit 4.2.1 to the Registrant’s Current Report on Form 8-K dated January 21, 2005 (SEC File No. 00-1-15565)).
x
4.13
Second Amendment to Amended and Restated Credit Agreement dated as of June 25, 2004 among SEMCO Energy, Inc., as Borrower, various financial institutions and Standard Federal Bank N.A., as Agent, dated January 21, 2005 (incorporated by reference to Exhibit 4.2.2 to the Registrant’s Current Report on Form 8-K dated January 21, 2005 (SEC File No. 00-1-15565)).
x
4.14
Third Amendment and Consent dated March 8, 2005 to the Amended and Restated Credit Agreement, by and among the Company, Standard Federal Bank N.A. and the other banks signatory thereto and Standard Federal Bank N.A., as agent for the banks (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated March 8, 2005 (SEC File No. 00-1-15565)).
x
4.15
Indenture, dated as of May 15, 2003, between SEMCO Energy, Inc. and Fifth Third Bank, relating to SEMCO Energy, Inc.’s 7 ¾% Senior Notes due 2013 (incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-4 filed July 21, 2003 (SEC File No. 333-107200)).
x
4.16
Indenture, dated as of May 21, 2003 between SEMCO Energy, Inc. and Fifth Third Bank, relating to SEMCO Energy, Inc.’s 7 ⅛% Senior Notes due 2008 (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-4 filed July 21, 2003 (SEC File No. 333-107200)).
x
4.17
Registration Rights Agreement, dated as of May 15, 2003, by and among SEMCO Energy, Inc. and the parties listed therein (incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-4 filed July 21, 2003 (SEC File No. 333-107200)).
x
4.18
Registration Rights Agreement, dated as of December 17, 2003, by and between SEMCO Energy, Inc. and Credit Suisse First Boston LLC (incorporated by reference to Exhibit 4.14 to the Registrant’s Registration Statement on Form S-4 filed January 13, 2004 (SEC File No. 333-111872)).
x
4.19
Registration Rights Agreement, dated March 15, 2005, for the benefit of holders of 5% Series B Convertible Cumulative Preferred Stock (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated March 14, 2005 (SEC File No. 00-1-15565)).

5	Opinion of Mark T. Prendeville, Vice President and Deputy General Counsel, SEMCO Energy, Inc.	x
23.1	Consent of Mark T. Prendeville, Vice President and Deputy General Counsel, SEMCO Energy, Inc. (contained in Exhibit 5 hereto).	x
23.2	Consent of PricewaterhouseCoopers LLP.	x
24	Powers of Attorney (included on the signature page of this registration statement).	x
99.1
1997 Long-Term Incentive Plan of Southeastern Michigan Gas Enterprises, Inc. and Subsidiaries (incorporated by reference to Exhibit A to the Registrant’s 1997 Proxy Statement, dated March 7, 1997 (SEC File No. 0-8503)).
x
99.2
SEMCO Energy, Inc. Stock Option Plan of 2000 (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (SEC File No. 001-15565)).
x

99.3	SEMCO Energy, Inc. 2004 Stock Award and Incentive Plan (incorporated by reference to Appendix A to the Registrant’s 2004 Proxy Statement, dated April 13, 2004 (SEC File No. 001-15565)).		x
99.4	Employment Agreement between SEMCO Energy, Inc. and John E. Schneider dated as of May 7, 1998.	x
99.5	Employment Agreement between SEMCO Energy, Inc. and J. Terry Fuller dated as of September 14, 1999.	x
99.6	Employment Agreement between SEMCO Energy, Inc. and Robert J. Good dated as of September 14, 1999.	x